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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Marathon Oil Corporation of our reports dated February 7, 2001 relating to the consolidated financial statements and financial statement schedule of USX Corporation, the financial statements of the Marathon Group, and the financial statements of the U.S. Steel Group, which appear in USX Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA
February 5, 2002